Exhibit 99.1

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EDITED TRANSCRIPT

GPRO - Q1 2012 Gen-Probe and Q2 2012 Hologic Earnings and Acquisition Announcement Conference Call

EVENT DATE/TIME: APRIL 30, 2012 / 12:15PM GMT

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APRIL 30, 2012 / 12:15PM, GPRO - Q1 2012 Gen-Probe and Q2 2012 Hologic Earnings and Acquisition Announcement Conference Call

CORPORATE PARTICIPANTS

Deb Gordon Hologic, Inc - VP IR

Rob Cascella Hologic, Inc - President, CEO

Glenn Muir Hologic, Inc - EVP, CFO

Carl Hull Gen-Probe Incorporated - Chairman, President, CEO

CONFERENCE CALL PARTICIPANTS

Bill Quirk Piper Jaffray & Co. - Analyst

Peter Lawson Mizuho Securities USA - Analyst Bill Bonello RBC Capital Markets - Analyst David Lewis Morgan Stanley - Analyst Doug Schenkel Cowen and Company - Analyst Isaac Ro Goldman Sachs - Analyst Amit Bhalla Citigroup - Analyst Quintin Lai Robert W. Baird & Company, Inc. - Analyst Rich Newitter Leerink Swann - Analyst Nandita Koshal Barclays Capital - Analyst Brian Weinstein William Blair & Company - Analyst Sara Michelmore Brean Murray, Carret & Co. - Analyst

PRESENTATION

Operator

Good day, everyone, and welcome to the Hologic to acquire Gen-Probe conference call.Today’s conference is being recorded. At this time, it is my pleasure to turn the conference over to Deb Gordon,VP of Investor Relations, Hologic.

Deb Gordon - Hologic, Inc - VP IR

Thank you, Nicole and good morning. My name is Deborah Gordon, Vice President of Investor Relations at Hologic. Let me start by thanking you for joining us on short notice for this morning’s conference call. On this call we will briefly discuss Hologic’s second-quarter fiscal 2012 and Gen-Probe’s first-quarter 2012 results. We will then spend the majority of our time discussing the very exciting news announced in a separate press release this morning about the combination of Hologic and Gen-Probe. Please note the replay of this call will be archived on Hologic’s and Gen-Probe’s respective websites through Friday, May 18. In addition, please note that the press releases and the presentations we will be reviewing on today’s call are available in the investor relations sections of each Company’s website.

Before we begin, I would like to inform you that certain statements made by Hologic and Gen-Probe during the course of this call may constitute forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause the actual results to be materially different from any future results implied by such statements. Such factors include those referenced in Hologic’s and Gen-Probe’s Safe Harbor statements in the respective quarterly earnings releases and the joint announcements, all issued this morning and in the Company’s filings with the Securities and Exchange Commission.

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APRIL 30, 2012 / 12:15PM, GPRO - Q1 2012 Gen-Probe and Q2 2012 Hologic Earnings and Acquisition Announcement Conference Call

Also note, during this call, we will be discussing certain financial measures not prepared in accordance with generally accepted accounting principles, or GAAP. A reconciliation of these non-GAAP financial measures to the related GAAP financial measures can also be found in both Hologic’s and Gen-Probe’s earnings releases, including the financial tables in the releases.

Please note that following our prepared remarks, we will open the call for questions as time permits. We need to strictly limit each participant to just one question. There are quite a few people in queue and we would like as many of you as possible to have an opportunity to ask a question. Please feel free to go back into queue and if time permits, we will be more than happy to take additional questions at that time. On the call today is Rob Cascella, Hologic’s President and Chief Executive Officer; Glenn Muir, Hologic’s Executive Vice President and Chief Financial Officer; and Carl Hull, Gen-Probe’s Chairman of the Board and Chief Executive Officer.

I would now like to turn the call over to Rob Cascella. Rob?

Rob Cascella - Hologic, Inc - President, CEO

Thank you, Deb. Good morning and thank you all for joining us on our call to discuss the combination of Hologic and Gen-Probe. As you have seen, this morning we announced Hologic will be acquiring all the outstanding shares of Gen-Probe for $82.75 per share in cash. The combination was unanimously approved by the Boards of Directors of both companies and will create a leading diagnostics franchise focused on women’s health.

As you know, Gen-Probe is a leader in molecular diagnostic products and services that are used to diagnose human diseases, screen donated human blood, ensure transplant compatibility and aid in biomedical research. We believe Gen-Probe is an ideal partner and strategic fit to Hologic’s existing diagnostics business and that this combination compliments our focus on women’s health and adds diversification to our portfolio of leading products. I am very pleased to be joined by Carl Hull, Gen-Probe’s CEO, and to discuss the rationale and exciting opportunities resulting from this transaction.

Before we get into the details of the transaction, Glenn Muir is going to briefly take you through our Q2 results, which were separately announced this morning. Carl will then walk through Gen-Probe’s quarterly results as well, which were also announced this morning. We will then turn to the details of the transaction. Glenn?

Glenn Muir - Hologic, Inc - EVP, CFO

Thank you, Rob. Consolidated revenues of $471.2 million this quarter increased $32.5 million, or 7.4% from last year and were within our guidance range. We saw growth in all four operating segments, marking the fourth consecutive quarter in which all business segments have contributed to year-over-year growth. The FX impact this quarter was immaterial.

Turning to our operating segments, breast health revenues increased $12.8 million, or 6.2% from last year. Product revenue growth this quarter continued to benefit from the ongoing shift to our Dimensions mammography product line from the existing consolidated Selenia systems. Our Dimensions line continues to gain traction and represented 67% of digital mammography revenue and 57% of units this quarter. Tomosynthesis upgrades represented approximately 20% of total tomo unit sales in Q2. Our target continues to be to ship 500 to 700 tomo systems in the US within the first two years of our approval. We’re well on our way after one year. We are now at 35% of our goal and we continue to expect that we will be at 60% of the way there by the end of this fiscal year.

Our diagnostic segment was the largest contributor to consolidated revenue growth with an increase of $13.6 million, or 9.8%. Approximately 65% of segment growth this quarter came from our core diagnostics businesses, primarily our ThinPrep Pap test with the balance coming from our molecular diagnostics product line. Diagnostic sales growth benefited from our acquisition of TCT in China last year. This is the third full fiscal quarter we have owned TCT and results remain ahead of our original internal projections. We continue to expect close to 20% annual revenue growth from TCT in fiscal 2012.

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APRIL 30, 2012 / 12:15PM, GPRO - Q1 2012 Gen-Probe and Q2 2012 Hologic Earnings and Acquisition Announcement Conference Call

Our molecular business, specifically our Cervista HPV line, increased close to 20% year-over-year and represented approximately 0.25 of the segments total organic growth this quarter. Our GYN surgical segment contributed nicely to results with year-over-year revenue growth of $5.7 million, or 8%, driven by strong sales of our MyoSure line which grew 45% on a sequential quarterly basis, helped to offset slight weakness in both our NovaSure and Adiana lines.

Now for a brief review of second-quarter performance on the rest of the P&L. Gross margins on a non-GAAP basis were 61.2%, up 30 basis points year-over-year and below the low end of our guidance range. Despite improved margins year-over-year in three of our four operating segments this quarter, overall results relative to our expectations were pressured by the mix shift capital equipment sales. However, we did make up for this with our operating leverage. Our non-GAAP operating expenses increased $9.8 million, or 7.1%. This is below our guidance range of $150 million to $155 million. We continue to target opportunities to limit the growth and operate the expenses to improve our margin. And then fully diluted non-GAAP EPS was $0.33 this quarter, up 10% from $0.30 in Q2 of last year and in line with our guidance.

We continue to generate strong free cash flows and ended our quarter with cash of $855 million, an increase of $142 million from the end of fiscal 2011 and up $61 million sequentially. We generated approximately $82 million in free cash this quarter, a slight decline from $97 million last quarter, mainly due to the timing of tax payments. Our working capital improvement continues to be a main focus of ours, in particular we’re pleased with improvements in our inventory turns and with our overall cash collections this quarter, which resulted in worldwide DSOs decreasing one day from last quarter.

Now moving on to guidance. For Q3, our June quarter, we expect revenues of $475 million to $480 million, representing growth of 5% to 6% year-over-year. Our guidance assumes constant foreign currency rates at the end of this last quarter Q2. On a non-cash basis, we expect gross margins of 62% to 62.5%, operating expenses of $150 million to $155 million, interest expense of approximately $10 million and an effective tax rate at 34%. All of this results in an expected non-GAAP EPS of approximately $0.34.

On a standalone basis for fiscal 2012, we are reaffirming total revenue guidance in a range of $1.9 billion to $1.925 billion, which represents growth of approximately 6% to 8%. We are also reaffirming the margin and expense guidance we provided last quarter and which was highlighted in our investor presentations. For EPS we continue to expect $1.36 to $1.38 per share, which implies growth of 8% to 10% year-over-year.

Now I would like to turn the call over to Carl for a review of Gen-Probe’s first quarter 2012 financial results.

Carl Hull - Gen-Probe Incorporated - Chairman, President, CEO

Thanks, Glenn, and thank you, Rob. Good morning, everyone. Before moving to our financial results, I would like to first say that this is an exciting day for Gen-Probe, our employees and our customers. The all cash transaction announced this morning with Hologic delivered immediate value for our shareholders and represents an outstanding opportunity for our business. The Gen-Probe Board of Directors unanimously determined that this transaction is in the best interest of our shareholders and offers compelling cash value at a premium to their shares.

Together, Gen-Probe and Hologic will be well-positioned to offer a broad range of diagnostics products in women’s health, with an even stronger focus on the dynamic molecular diagnostics market. As Rob will discuss, this transaction provides compelling benefits for the customers of the combined Company and the employees will benefit as part of a larger diversified organization with the necessary scale and resources to be a leader in today’s rapidly evolving global healthcare marketplace.

As for the first-quarter 2012 financial results, I am pleased to report that Gen-Probe is off to a strong start. Both revenues and earnings in the first quarter exceeded our guidance. I will discuss our first-quarter results on a non-GAAP basis. Product sales were $150.1 million in the quarter, up 9% compared to the prior-year period. Solid growth in product sales lead to total revenues of $153.4 million in the quarter, which exceeded the forecast of $148 million to $152 million that we provided in our last call in February. The strong top line performance during the quarter resulted in non-GAAP earnings per share of $0.55, which also exceeded our last guidance range which was $0.48 to $0.52. Clinical diagnostics sales were $94.9 million, up 7% compared to the prior-year period.

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APRIL 30, 2012 / 12:15PM, GPRO - Q1 2012 Gen-Probe and Q2 2012 Hologic Earnings and Acquisition Announcement Conference Call

Our APTIMA Combo 2 Assay for detecting chlamydia and gonorrhea continued its long record of strong performance growing in a low teens rate worldwide compared with the prior-year period. Once again, as a result of market share gains. With APTIMA Combo 2 serving as a solid foundation for our women’s health franchise, we are excited to be in the early stages of commercializing two newer products we expect to drive a longer term growth of the business.

During the quarter we saw accelerating adoption of our APTIMA trichomonas assay, the only amplified molecular test on the market for this parasitic STD. As you will recall, our trichomonas assay can pass the same samples collected for the APTIMA Combo 2 Assay that runs on the same TIGRIS systems. Although we are still in the early days of launch, we are also optimistic about the prospects of our APTIMA HPV to be a significant growth driver in the future. We believe our message of best-in-class specificity, coupled with best-in-class automation, has been ringing significant interest among our lab customers. This month we submitted a PMA for our APTIMA HPV genotyping assay. We expect to launch this product in 2013 as a complement to our screening assay for those physicians and labs interested in identifying genotypes 16 and 18/45.

Around the outer discussion of clinical diagnostics, we mentioned on our last call the Prodesse revenues were impacted by mild flu season. That was also the case in the first quarter. Revenues were down a few million dollars year-over-year and you will likely notice the effect on product gross margins as our influenza products are highly profitable.

Turning to the diagnostics pipeline, we are preparing to build on the success of our well-established TIGRIS system with the launch of our automated, fully integrated PANTHER in the US which is pending FDA approval. We believe we are in the very last stage of the FDA review and are optimistic that PANTHER will be approved in the first half of 2012, although there obviously can be no guarantees. We expect to launch PANTHER with APTIMA Combo 2 Assay for detection of chlamydia and gonorrhea and we have programs underway to expand the menu aggressively.

Let’s turn to blood screen revenue in the first quarter. Sales were $52.5 million, up 12% compared to the prior-year period. This resulted primarily from increased shipments of both assays and instruments to Novartis, our provincial partner in blood screening. Compared to the prior-year period, almost 0.5 the growth this quarter came from increased instrument orders. We believe the fundamentals of our blood screen business remain strong and we are encouraged by the potential growth opportunities in emerging markets, especially Asia. With a strong start to the year overall, multiple new assay launches, and the anticipated approval of our PANTHER system, we are excited about our prospects for sustained growth in 2012 and beyond.

Now let me turn to quarterly expenses which I will discuss on a non-GAAP basis. The corresponding GAAP results are in our press release. Gross margin on product sales was 65.1% in the first quarter, compared to 69.7% in the prior-year period. This decrease was attributable to a few things, including increased sales of low-margin instruments to our blood screening partner, Novartis, some long time manufacturing variances, and lower sales of our high margin Prodesse influenza products.

Research and development expenses for the first quarter were $28.6 million, down 1% compared to the prior-year period. Marketing and sales expenses in the first quarter were $19 million, up 15% compared to the prior-year period, due mainly to expansion of our women’s health commercial infrastructure to support anticipated sales growth. General and administrative expenses were $17.8 million in the first quarter, 6% higher than in the prior-year period, mainly due to increased litigation expenses. Total other income in the first quarter was $2.1 million, an increase of $1.7 million, primarily attributable to higher net realized gains on sales and marketable securities. Altogether on the bottom line, we posted $0.55 of non-GAAP earnings per share in the first quarter, which was comfortably ahead of the guidance that we gave in our last call.

I would like to turn to a brief discussion of our 2012 financial guidance, which we are simplifying due to our pending acquisition by Hologic. As a reminder, our guidance is on a non-GAAP basis. We remain on track to achieve the 2012 full-year revenue and earnings goals that we outlined in our February call. As a reminder, these targets calls for total revenues of between $630 million and $655 million, and fully diluted earnings per share of between $2.50 and $2.68 on a non-GAAP basis. For the second quarter of 2012 specifically, we forecast the revenues will increase by $2 million sequentially compared to the first quarter of 2012. And that earnings per share will total between $0.55 and $0.58 on a non-GAAP basis.

Now I’d like to turn the call back over to Rob.

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APRIL 30, 2012 / 12:15PM, GPRO - Q1 2012 Gen-Probe and Q2 2012 Hologic Earnings and Acquisition Announcement Conference Call

Rob Cascella - Hologic, Inc - President, CEO

Thank you, Carl. This is truly an exciting day for all of us at Hologic and Gen-Probe. As you can see from our agenda on Slide 4, the remainder of today’s call will focus on the transaction summary, strategic rationale, financial highlights and next steps for our Companies. We will then open up the line for questions.

Turning to Slide 5, Hologic and Gen-Probe are a compelling combination, driving enhanced growth through strong marketing and distribution and excellent product portfolio and continued investment in R&D. This is an exciting opportunity for the shareholders, customers and employees of both Companies. Specifically, this transaction combines best-in-class technology with strong market presence and global distribution to more effectively target the rapidly growing molecular diagnostics market. Trends in Hologic’s diagnostics business through the addition of Gen-Probe’s broad product portfolio and automation platforms, more specifically this gives Hologic critical mass in the molecular diagnostics market and makes Hologic the largest diagnostic company focused on women’s health.

It enables Hologic’s direct sales and dealer network internationally to further drive adoption of Gen-Probe’s tests in both developed and emerging markets around the world. We’ll deliver compelling economics with a strong growth and margin profile, and it is expected to be $0.20 accretive in Hologic’s adjusted earnings per share in the first fiscal year following the close of the transaction and significantly more accretive thereafter. It is also expected to be accretive to top and bottom line growth rates. And finally, it generates significant cash flow, allowing rapid deleveraging of acquisition debt.

Moving to Slide 6, as I mentioned earlier, under the terms of the transaction, Hologic will acquire all of the outstanding shares of Gen-Probe for $82.75 per share. The total enterprise value of the transaction is approximately $3.7 billion, including the assumption of debt. This is an all cash transaction that will be funded through available cash and additional financing through term loans and high-yield securities. We expect the transaction to close in the second half of 2012, subject to approval by Gen-Probe shareholders, as well as other customary closing conditions, including HSR and other necessary foreign clearances. We believe the only jurisdictions to review the transaction are the assays in Germany. Now for a deeper dive into the compelling strategic rationale for this transaction.

Slide 8 demonstrates, at a high level, how Gen-Probe’s portfolio fits very well with Hologic’s area of focus in screening and diagnostics, with an emphasis on women’s health. The transaction builds upon Hologic’s existing capabilities by adding Gen-Probe’s portfolio of molecular diagnostic tests for STDs. The transaction allows us to utilize Gen-Probe’s superior automation platforms, the TIGRIS and PANTHER, as well as the APTIMA line of chlamydia and gonorrhea tests and newer assays for HPV and trichomonas testing.

In addition, Gen-Probe’s PROCLEIX line of HIZ, HPV, HBV and West Nile virus blood screening products, allow Hologic to participate in a large market with an attractive financial profile and potential for international growth. This transaction also moves Hologic into the adjacent diagnostic markets of organic transplant and infectious disease. These are new markets for Hologic that also offer new opportunities for growth. The combined business will have the ability to accelerate innovation and bring important new products to the market sooner than either Company could achieve on its own.

Turning to Slide 9, this transaction enables us to offer a combined class leading cervical cancer screening solution with Cervista playing a key role serving lower volume hospitals and cytology labs, while APTIMA HPV running on the TIGRIS and PANTHER platforms will serve high-volume customers benefiting from automation and menu. This bifurcated market approach will also play a valuable role in international markets to address both centralized and decentralized lab models.

How does it all come together, turning to Slide 10, we will have a highly complementary combined sales and marketing organization. In addition to merging of laboratory sales promoting our entire portfolio of diagnostic products, Hologic’s physician sales team will be instrumental in growing test utilization, driving compliance and communicating screening guidelines, all to increase overall organic growth.

Now to turn to Slide 11. Consistent with Hologic’s international expansion strategy, we intend to roll out Gen-Probe’s products in markets where trading and support infrastructure already exists. International and the sales of Gen-Probe’s products will be driven by a sales force with nearly 400 direct representatives and 135 dealers around the world. We believe Hologic’s strong presence in China alone represents an outstanding opportunity for future growth.

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APRIL 30, 2012 / 12:15PM, GPRO - Q1 2012 Gen-Probe and Q2 2012 Hologic Earnings and Acquisition Announcement Conference Call

I will now hand the call back over to Glenn to speak in detail about the financials and then I’ll come back and talk about integration.

Glenn Muir - Hologic, Inc - EVP, CFO

Turning now to the financial highlights on Slide 13. The transaction is EPS accretive, accelerates our growth, diversifies our revenue, provides significant synergies and enhances our cash flow. Through this transaction, we are poised to create significant long-term value for Hologic shareholders. If you’ll turn to Slide 14 with me, I will walk through each of these in more detail.

Gen-Probe employees approximately 1,400 people with projected revenues for 2012 estimated between $630 million and $655 million. The projected annual pro forma LPM revenue of the combined Company is expected to total approximately $2.4 billion with combined, adjusted EBITDA of approximately $822 million. We expect the combination to be $0.20 accretive to Hologic’s non-GAAP earnings per share within the first full year after close.

Turning to slide 15, Gen-Probe has a consistent track record of growth. From 2007 and to 2011 Gen-Probe’s revenue increased 9.4% on a compounded annual growth rate and adjusted EBITDA increased 9.5%. This transaction will accelerate our top and bottom line growth. In addition, we think our combined Company will be poised for sustained growth given the strength of our current product portfolio, our international coverage and attractive opportunities for expansion, the incremental upside we expect to achieve from cross-selling opportunities and our continued commitment to investing in R&D in order to drive innovation.

As you can see on Slide 16, the combined Company will have a diversified portfolio of products with the core focus on diagnostics and women’s imaging. On a pro forma basis, 50% of our revenue will be in diagnostics, 38% in women’s imaging and 12% in surgical. Our diagnostics business will be focused on the highest volume screening diagnostic tests in the market. As you can see, our emphasis continues to be on women’s health, accounting for 86% of the combined Company’s pro forma revenues.

Turning to Slide 17, we believe this transaction will create compelling synergies. We expect that we will be generating annual cost synergies of approximately $75 million within three years following the close of the transaction, $40 million in cost synergies anticipated in year one. Synergies include cost efficiencies, overhead consolidation and shared resources. And as I mentioned earlier, we expect this transaction to be financially accretive to cash earnings per share within the first 12 months of closing.

Turning now to Slide 18 and taking a look at our balance sheet. As we always have, we are taking a disciplined approach to our balance sheet. Post transaction, Hologic will continue to be in a strong liquidity position with over $600 million of cash and pro forma net leverage of 5.3 times. By the end of fiscal 2012 this September, we expect net leverage to drop to just under five times. Looking to the graph, combined Company expects to have strong operating cash flow which will be used primarily to reduce debt. Importantly, we expect Hologic to return to pre-transaction debt levels within three years.

With that, I’ll turn the call back to Rob.

Rob Cascella - Hologic, Inc - President, CEO

Thanks, Glenn. In terms of next steps, on Slide 20, our management team is focused on a quick and seamless transition for Hologic, Gen-Probe and our combined customers. Following the close of the transaction, Gen-Probe will become a wholly-owned subsidiary of Hologic. We also intend to retain Gen-Probe’s senior management, and maintain its significant presence in San Diego. A dedicated project integration planning team will be put in place and we expect a smooth transition.

In summary, the combination of these two Companies creates a formidable presence in the molecular diagnostic market. Accretive to growth, margins and earnings, this addition to Hologic will create the largest diagnostics company focused on women’s health. Hologic will now be a market leader in the testing of STDs, as well as having access to several new adjacent growth markets. Strong synergies will enhance the already attractive earnings and cash flow profile of the combined business.

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APRIL 30, 2012 / 12:15PM, GPRO - Q1 2012 Gen-Probe and Q2 2012 Hologic Earnings and Acquisition Announcement Conference Call

We will now be pleased to take questions as time permits. We would like to stay focused on the combination of Hologic and Gen-Probe and keep the Q&A session focused on the transaction. If you have questions about the results and outlook announced today, please contact the respective IR departments of Hologic and Gen-Probe after the call. Thank you.

With that I’ll turn the call back to the operator.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions). Bill Quirk, Piper Jaffray.

Bill Quirk - Piper Jaffray & Co. - Analyst

Thanks good morning and congratulations on the deal everybody. The question will be a guess, could you elaborate a little bit on HPV given obviously both companies have a test year. And then also, what happened to some of the non-PMA new products like the LIFECODES business and the legacy Prodesse?

Rob Cascella - Hologic, Inc - President, CEO

Sure with respect to the HPV product line, as we indicated in one of our slides, we’re really looking at this is a bifurcation strategy where we will approach the higher end, high-volume segment of the market with the Gen-Probe assays and automation and really use Cervista in the low to mid tier where we have had great traction and great success. In addition to that, we believe that the OUS market, those that are decentralized, is a great market opportunity for Cervista and as those markets consolidate, we see the transition to APTIMA as being appropriate as well. It is really a combination strategy that allows us to use both assays in a most effective way.

Peter Lawson - Mizuho Securities USA - Analyst

Then on the second part of the question?

Rob Cascella - Hologic, Inc - President, CEO

The second part of the question, repeat please?

Peter Lawson - Mizuho Securities USA - Analyst

What do you do with some of the non-PMA business, Rob, like the LIFECODES HLA business and Prodesse?

Rob Cascella - Hologic, Inc - President, CEO

We are going to continue to maintain those. It is early on in the transaction, but we think there is strong opportunities in those markets and with those technologies. We view that although outside of our core focus on women’s health, that we would like to exercise those to their fullest.

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APRIL 30, 2012 / 12:15PM, GPRO - Q1 2012 Gen-Probe and Q2 2012 Hologic Earnings and Acquisition Announcement Conference Call

Operator

Bill Bonello, RBC Capital Markets

Bill Bonello - RBC Capital Markets - Analyst

A question to both Rod and Carl about the way you see the HPV market playing out and if that influenced this deal at all. Initially we have been thinking that HPV would be a decision completely left to the labs and now it seems like the big labs are thinking it’s going to be a little bit more of a physician preference call. I’m curious if you guys are thinking that and if that impacts the value or why you did the deal at all?

Carl Hull - Gen-Probe Incorporated - Chairman, President, CEO

I think is a great question and obviously we have thought a lot about that. To me it is the best of both worlds. You don’t have to take a position on which part of this is correct. Is it the lab driving it or is the physician driving it. We have a unique opportunity now in this combination to cover both ends of the spectrum and we will do so in ways that meet the needs of both of those important segments of customers. Rob, I don’t know if you care to add anything to that?

Rob Cascella - Hologic, Inc - President, CEO

I think that is very accurate. We are very optimistic that we can drive compliance as well as utilization with our physician sales team, and really leverage the already wonderful presence that Gen-Probe has at the lab front.

Operator

David Lewis, Morgan Stanley.

David Lewis - Morgan Stanley - Analyst

Glenn, you talked a lot about accretion on the call, but I wonder if you could help us understand how you see the return on invested capital and IRR this transaction at years three and five would be helpful. A little more granularity versus accretion. The second question is for Carl and Rob. In terms of the blood screening business, which obviously drives a vast majority or significant portion of Gen-Probe’s profitably, could you help us understand how that business is strategic to Hologic?

Glenn Muir - Hologic, Inc - EVP, CFO

David, let me start off with that question if I could. I think accretion is an important part of the component here. We have really focused I think initially on how quickly we have become accretive with this combination, which is in part exciting to us. It doesn’t just stop at the first year, it becomes even more accretive as the companies work together going into years two and three. There’s a lot of effort around that area.

When it comes to our return on invested capital, we have not really changed our focus on what is important to us as far as ensuring we have very positive NPV deals that we look at. The desired return and we’ve talked a little bit about that before. It might be too early to get into that on this call. This fits all the parameters that we normally look at and in addition, provides all the strategic benefits of enhancing our growth profile. For us, we are pretty excited about the financial return.

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APRIL 30, 2012 / 12:15PM, GPRO - Q1 2012 Gen-Probe and Q2 2012 Hologic Earnings and Acquisition Announcement Conference Call

Rob Cascella - Hologic, Inc - President, CEO

David, with respect to the blood screening business, absolutely not a part of the women’s health focus, but a very stable, very profitable business from a US perspective. We truly believe that on an OUS perspective, as national screening programs begin to emerge, then some of the now developing markets, we think there is opportunity for strong growth in that area as well. Over time, we believe that it will be a strong contributor to both top line and bottom line.

David Lewis - Morgan Stanley - Analyst

Glenn, I want to comeback again to returns. Can this transaction get, let’s say, a 10% return back to shareholders in three to five years? Or, is it just too early to think about returns to shareholders?

Rob Cascella - Hologic, Inc - President, CEO

I’m going to defer that one a little bit, David. The returns that we are looking for I think and what we are able to enhance the growth profile of Hologic would lead one to believe we could get into those territories. We are way too early to really spend any time on that if we could.

Operator

Doug Schenkel, Cowen and Company.

Doug Schenkel - Cowen and Company - Analyst

Congratulations on the announcement. Carl, you have been pretty consistent in asserting that even after a series of recent product approvals, that Gen-Probe is still in a period where you need to continue to invest. On the R&D side, you have talked about the need to continue building out the menu and on the SG&A side, you have talked about the need to support the rollout of new products. I think you have specifically said appropriately that you only get the chance at an initial launch once. With that in mind, what is the right way to think about Gen-Probe’s spend in the near-term and then after the deal? In the meantime, what steps are you taking to make sure that no one at Gen-Probe is taking their eye off the ball in the early innings of these new launches?

Carl Hull - Gen-Probe Incorporated - Chairman, President, CEO

You bet and very good questions. First of all, with respect to both menu and R&D opportunities, I think it is very clear that those opportunities remain in front of the combined company. I know that we will pursue them as aggressively as possible. You heard Glenn mention a focus on NPV positive projects and that has been the driver for Gen-Probe as well. I think our approaches to the management of our R&D spend will be consistent and similar. There may be some opportunities for synergies as we think about R&D, especially as we look at sample types and how we get sample types approved for our new products and we will address those as we come to it.

I think on SG&A, the story is probably a little bit different. We are pursuing a path as an independent company with very limited presence outside of the United States and Europe as you know. This transaction gives us access to a very well established network of Hologic’s distribution capabilities across the world. I think a number was mentioned earlier about 150 countries and operations. That is going to be a huge benefit for us and will of course result in us, post the integration, not having to make those incremental investments. We will clearly manage the business up until the time of closing with a focus on doing everything we need to do to maximize our returns in the short-term. I can assure you that my management team will be incredibly and tightly focused in continuing to do what they have been doing, which is launch new products successfully. We began that process with a call last evening and that is the central point in all of our employee communications on a go forward basis.

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APRIL 30, 2012 / 12:15PM, GPRO - Q1 2012 Gen-Probe and Q2 2012 Hologic Earnings and Acquisition Announcement Conference Call

Operator

Isaac Ro, Goldman Sachs

Isaac Ro - Goldman Sachs - Analyst

Could you address going forward how you guys look at distribution in regions where both companies had limited reach, specifically in emerging markets? Secondly, if we could talk a little bit about the strategy for — actually leave it at that for now.

Rob Cascella - Hologic, Inc - President, CEO

Really what we intend to do is leverage the products of Gen-Probe with the existing distribution that Hologic currently has. We have 500 people in China today in a direct sales operation.We are direct throughout all of Europe and have an infrastructure of training, applications and support people around the world.The rationalization is very a simple one. Gen-Probe is early on in that development so what this does is really accelerate the market penetration of their products with a ready-made distribution channel and an infrastructure to support that.

Carl Hull - Gen-Probe Incorporated - Chairman, President, CEO

To put a finer point on Rob’s observation, in China, Gen-Probe now has two people.You can see the immediate opportunity.

Isaac Ro - Goldman Sachs - Analyst

The second question was you guys made a sizable investment hear in diagnostics. If we look at the other portion of the portfolio, specifically surgical, I always though of that as being one where there was less opportunity. How does this transaction impact the timing or pace with what you might pursue other opportunities, given the leverage you will have coming out of this transaction?

Rob Cascella - Hologic, Inc - President, CEO

It is a bit early to talk about other things at this point. Obviously we think we have strong organic growth profiles in all of our businesses today. Obviously we will, at some point when it’s appropriate, keep an open eye for new technologies. For the time being, it’s really all hands on deck to complete the integration of this business and rationalization of resources in product lines.

Operator

(Operator Instructions). Amit Bhalla, Citi.

Amit Bhalla - Citigroup - Analyst

Rob, can you take a step back a second and talk about the state of the underlying Hologic business today and why the need to do the transaction today? Compare and contrast it to the past large transaction, the Cytyc deal. If you could touch on those that would be helpful.

Rob Cascella - Hologic, Inc - President, CEO

I think what we have said in the past is that we wanted to build a diagnostic business that had the same growth profile as our breast health business. What this transaction does is really enable that.We think the best health business is poised for explosive growth as a result of Tomosynthesis.What

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APRIL 30, 2012 / 12:15PM, GPRO - Q1 2012 Gen-Probe and Q2 2012 Hologic Earnings and Acquisition Announcement Conference Call

we are trying to do is get all three of our major segments on that same trajectory. With the addition of this product line and these products, we feel that we are positioned to now have a high-growth molecular business and overall diagnostic business as well.

Differently than the Cytyc transaction entirely in that Cytyc was about creating a new vertical, and a vertical that allowed us to have a diversification platform. What Gen-Probe brings, and I don’t want to state this in a reckless way at all, is that this is a large tuck in. This is very consistent with our diagnostic business. It is a major acquisition, but it is absolutely in line with the products and the infrastructure that we have already created. All that this simply does is give us the automation and menu that we need in order to grow that market more quickly. That, in summary, is the benefit of it.

Operator

Quintin Lai, Robert W. Baird

Quintin Lai - Robert W. Baird & Company, Inc. - Analyst

Congratulations. Can you recap? When did the two of you begin talking? Carl, we’re getting questions about are there other suitors, were there other suitors as you were looking at all options?

Carl Hull - Gen-Probe Incorporated - Chairman, President, CEO

Rob and I have known each other for a long time now. We have looked for opportunities to work together in the past. I would tell you that Rob reached out and we have had a discussion really that began this spring. It has come together very rapidly. With respect to other speculation, I can’t possibly go there. I can just tell you that we are extremely happy with this transaction and the Board fells that we have delivered full and fair value to our shareholders. That is one of the reasons that we are here today.

Operator

Rich Newitter, Leerink Swann.

Rich Newitter - Leerink Swann - Analyst

If you could elaborate a little bit more on the cost synergies? Can you give us a little bit better picture of where exactly the initiatives are going to be up front to drive the $40 million in the first fiscal year post acquisition? Then to get to that $75 million number, is it more in the cost infrastructure, consolidation? Should we expect more of it in SG&A?

Glenn Muir - Hologic, Inc - EVP, CFO

We have done a very careful review of all the synergies between the two companies. I’m afraid we’re probably not going to be able to be very specific at this time but the cost efficiencies that we are thinking about are in a number of different areas. Some of them could be fairly obvious with cost efficiencies between the companies, overhead consolidation and all these areas will be looked at. I do want to point out that the $40 million, especially for the first year, we are extremely comfortable with where that’s coming from. And that is on the cost side. I think that in addition to the cost synergies, we can’t lose sight of the many revenue synergies that are out there today as well, as we go into some of these new territories I’ll provide higher growth with the combined operation. We really, for purposes of that synergy calculation, they were not factored in. I think when we get beyond the first year, I think we will probably begin to see more powerful synergies flow through.

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APRIL 30, 2012 / 12:15PM, GPRO - Q1 2012 Gen-Probe and Q2 2012 Hologic Earnings and Acquisition Announcement Conference Call

Operator

Nandita Koshal, Barclays Capital.

Nandita Koshal - Barclays Capital - Analyst

Rob, to begin with, obviously the PAP and HPV complementary are key to this transaction. Just wondering how that infrastructure looks like on a combined basis and how Gen-Probe’s STD business, the CT/NG, the Trichomonas pieces sort of fit in there. How does that division look, that specific slice of the division?

Rob Cascella - Hologic, Inc - President, CEO

I think that it is — obviously we believe that it is an excellent fit. We think that what we now have is a complete portfolio or menu in STDs. We get to utilize Cervista, as I said earlier, in a segment of the market that we think it is best served and move to the upper end of the market with a complete portfolio of products in addition to our ThinPrep Pap test. At the end of the day, it is about automation and menu that is ideally targeted for the profile of a given customer. We have the complete spectrum of products now to be able to satisfy whatever the individual customer need is and whatever stage of either market centralization or decentralization we approach. We feel ideally that this product gives us a little bit more horsepower and diversification to be able to meet customer needs.

Nandita Koshal - Barclays Capital - Analyst

I meant more to the go to market strategy. The sales force is on a combined basis. The touch point, et cetera. How does that access to market change because that is obviously a key portion of the synergies between the two.

Rob Cascella - Hologic, Inc - President, CEO

We think that the real advantage is the combination of our laboratory sales force. We will have greater numbers with very experienced people in both molecular and cytology calling on labs. But more importantly, we sincerely believe that the addition of our physician sales force, which is something that Gen-Probe did not have, and that is 90 people in the United States alone, will drive practice patterns. We believe that we can drive utilization, we can drive compliance. When you think about the CT/NG market, it is 38% penetrated as a result of really not a lot of activity encouraging physicians to promote compliance. We think that the strategy overall is to take a physician sales team, our physician sales team and drive growth organically in the existing markets that we have and drive preference to some of our new assays like Trichomonas and our HPV assays.

Nandita Koshal - Barclays Capital - Analyst

On the lab side, I imagine Gen-Probe’s infrastructure is really the more developed and mature one?

Carl Hull - Gen-Probe Incorporated - Chairman, President, CEO

Certainly we have been in the molecular lab for now some 25 plus years. Our customer facing resources, which include the salespeople and the technical support and field service engineers, are incredibly well experienced in the molecular laboratory and are able to serve the needs of those customers, we believe in a fashion that is unequaled in the market place today. We’re very pleased to be able to expand their reach, as Rob indicated, and support their efforts with physician driven demand.

Operator

Brian Weinsten, William Blair.

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APRIL 30, 2012 / 12:15PM, GPRO - Q1 2012 Gen-Probe and Q2 2012 Hologic Earnings and Acquisition Announcement Conference Call

Brian Weinstein - William Blair & Company - Analyst

Going back to what was touched on a little bit ago. I’m curious, to Rob and Glenn, with the process that was allegedly in place a year ago, were you guys there a year ago looking at it as not why not? If so, what changed that got you to the point where you guys could get to agreement now?

Glenn Muir - Hologic, Inc - EVP, CFO

Brian, we are going to have to hold back. We really can’t comment on last year. I think through our discussions and as we look at the marketplace that we are in, I think this fits into our overall strategic profile of what we have talked about as far as trying to expand within the women’s health franchise and really build upon that platform that Rob talked that we almost, five years ago, set up with Cytyc and now trying to expand to get the synergies. It just so happens that all of the, much like five years ago, all of the stars were aligned to make this happen as it did today.

Operator

Sara Michelmore, Brean Murray.

Sara Michelmore - Brean Murray, Carret & Co. - Analyst

A question for Rob, you kind of talked around it. I understand the strategic rationale behind building up the diagnostic business, but you still have a very good opportunity on the breast health business. I’m wondering in terms of timing of the transaction, why this made sense to diversify the revenue base now as you’re heading into the sweet spot of breast health Tomo therapy cycle?

Rob Cascella - Hologic, Inc - President, CEO

It goes without saying we are very bullish about our breast health segment. I feel as if I have an obligation to grow the entire business. As a result of that, we have been looking at ways to accelerate the diagnostic franchise so that it had the same kind of growth profile as the breast business. This is not to take away anything from the significance and the potential of that business to again have explosive growth. I keep saying that and I hope that message is clear. We feel very, very optimistic about meeting or exceeding that 60% goal that we talked about at the beginning of the year relative to Tomo penetration that the clinical adoption of the product has been phenomenal, the response in the marketplace is better than any of us could expect, and clinical papers are emerging and will be available towards the end of this year as we expected. View this as we now wanting to draw our attention to another one of our business segments and brought on the Gen-Probe business as really one of the elements in building diagnostics so that it performs like breast health, not so that it makes up for breast health.

Operator

Peter Lawson, Mizuho Securities.

Peter Lawson - Mizuho Securities USA - Analyst

Rob, just thinking about the portfolio, what should we be thinking about as the right balance between hospital CapEx, surgical, diagnostics, medical imaging over the next five years?

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APRIL 30, 2012 / 12:15PM, GPRO - Q1 2012 Gen-Probe and Q2 2012 Hologic Earnings and Acquisition Announcement Conference Call

Rob Cascella - Hologic, Inc - President, CEO

That’s a great question and I will comment on first why we think this is so important in terms of what this business also brings. That is that the emphasis here is that we have a very strong annuitized revenue stream. That is something that we don’t have in capital equipment. With the capital equipment at its current point in time where we are at the beginnings of a technological succession, we think that, that will drive growth in that segment of the business. What this business will do is provide the continuity of a longer-term annuitized revenue stream.

When we look at the mix of our products, we think that 75% to 80% of the business end up being some level of annuitized revenue, either our service revenue, our devices, or now our diagnostics. The remainder of the business will be capital equipment. That is simply, I think, good business for us. Higher gross margins, much more stable, insulated from some of the market dynamics, both here and abroad. Again, I want to keep reminding the group, that is not to take anything away from breast health, which we think is going to be the leading product in the Company over the years to come.

Thank you very much. We are very excited about this transaction. We certainly would invite you to call our IR group so that we can answer more questions in a far more detailed manner. We look forward to reporting in the future and are very, very excited to move forward on this transaction. Thank you.

Carl Hull - Gen-Probe Incorporated - Chairman, President, CEO

Thank you very much.

Operator

Thank you. With that we will conclude our conference call for today. Thank you for all for your participation. You may now disconnect.

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Additional Information and Where You Can Find It

In connection with the proposed transaction, Gen-Probe will file a proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). GEN-PROBE URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GEN-PROBE AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Gen-Probe at http://www.sec.gov, the SEC’s free internet site. Free copies of Gen-Probe’s SEC filings including the proxy statement (when available) are also available on Gen-Probe’s internet site at http://www.gen-probe.com under “Investors.”

Gen-Probe and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Gen-Probe’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of Gen-Probe is included in the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2012 with respect to Gen-Probe’s 2012 Annual Meeting of Stockholders. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.